Exhibit 99.1
DemandTec Announces Fourth Quarter and
Fiscal Year 2009 Financial Results
SAN CARLOS, Calif. — April 2, 2009 — DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products manufacturers, today announced financial results for the fourth quarter and fiscal year 2009 ended February 28, 2009.
“DemandTec continued to deliver value to our customers as shown in our strong fourth quarter and fiscal year 2009 results, in what was a very difficult environment. I am pleased that during our fiscal year 2009 we posted solid revenue growth, increased operating margins and generated strong free cash flow, all during a time of severe global economic challenges,” said Dan Fishback, DemandTec’s president and chief executive officer.
“Furthermore, we posted annual revenue growth of over 22% for fiscal year 2009 and we generated $10.7 million of free cash flow during the year, a 50% increase over our last fiscal year,” added Mr. Fishback.
Fourth Quarter Financial Highlights
Revenue: Revenue was $19.3 million in the fourth quarter of fiscal year 2009, up 11% from $17.4 million in the fourth quarter of fiscal year 2008 and 2% from $19.0 million in the third quarter of fiscal year 2009.
Gross Profit: GAAP gross profit was $13.3 million in the fourth quarter of fiscal year 2009. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $14.0 million in the fourth quarter of fiscal year 2009, up 12% from the fourth quarter of fiscal year 2008 and representing a non-GAAP gross margin of 72.2%.
GAAP Operating and Net Loss: Loss from operations was $1.8 million in the fourth quarter of fiscal year 2009, compared to a loss from operations of $1.9 million in the fourth quarter of fiscal year 2008. Net loss attributable to common stockholders was $1.5 million, or ($0.06) per share, in the fourth quarter of fiscal year 2009, compared to net loss attributable to common stockholders of $1.2 million, or ($0.04) per share, in the fourth quarter of fiscal year 2008.
Non-GAAP Operating and Net Income:: Non-GAAP income from operations, which excludes $2.1 million in stock-based compensation expense and $643,000 in amortization of purchased intangibles, was $958,000 in the fourth quarter of fiscal year 2009, compared to non-GAAP income from operations of $659,000 in the fourth quarter of fiscal year 2008. Non-GAAP net income attributable to common stockholders was $1.2 million, or $0.04 per diluted share, in the fourth quarter of fiscal year 2009, compared to non-GAAP net income attributable to common stockholders of $1.3 million, or $0.04 per diluted share, in the fourth quarter of fiscal year 2008.
Cash: Cash, cash equivalents and marketable securities at the end of the fiscal year 2009 totaled $87.9 million, an increase of approximately $2.2 million from the end of the third quarter of fiscal 2009. The increase was primarily attributable to cash generated from operations in the fourth quarter. For fiscal year 2009, the company generated $13.8 million in cash flow from operations and invested $3.1 million in capital expenditures, resulting in free cash flow of $10.7 million for the fiscal year.
Fiscal Year 2009 Financial Highlights
Revenue: Revenue was $75.0 million for the fiscal year 2009, up 22% from $61.3 million in fiscal year 2008.
Gross Profit: GAAP gross profit was $51.7 million for fiscal year 2009. Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $54.0 million for fiscal year 2009, up 26% from fiscal year 2008 and representing a non-GAAP gross margin of 72.0%.
GAAP Operating and Net Loss: Loss from operations was $6.6 million for fiscal year 2009, compared to a loss from operations of $5.6 million for fiscal year 2008. Net loss attributable to common stockholders was $5.0 million, or ($0.18) per diluted share, for fiscal year 2009, compared to net loss attributable to common stockholders of $4.5 million, or ($0.25) per diluted share, for fiscal year 2008.
Non-GAAP Operating and Net Income:: Non-GAAP income from operations, which excludes $8.0 million in stock-based compensation expense and $1.9 million in amortization of purchased intangibles, was $3.2 million for fiscal year 2009, compared to non-GAAP income from operations of $742,000 for fiscal year 2008. Non-GAAP net income attributable to common stockholders was $4.9 million, or $0.15 per diluted share, for fiscal year 2009, compared to non-GAAP net income attributable to common stockholders of $1.8 million, or $0.08 per diluted share, for fiscal year 2008.
Conference Call Information
DemandTec will host a conference call today, April 2, 2009, at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 800-218-4007. A replay of the conference call will be available by calling 303-590-3000 or 800-405-2236 using passcode 11128111 starting at approximately 8:00 p.m. ET on Thursday, April 2, 2009 and ending on Thursday, April 16, 2009. In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.
About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 195 leading retail and consumer products manufacturers such as ACE Hardware, Advance Auto Parts, Belk, Best Buy, Bon-Ton Stores, Circle K Stores, ConAgra Foods, Delhaize America, General Mills, Giant-Carlisle, H-E-B Grocery Co, Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, Spartan Stores, The Home Depot, Toys R US and WH Smith. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online with nearly 2.2 million trade deals. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of the recent global economic crisis or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Quarterly Report on Form 10-Q, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our fourth quarter of fiscal year 2009 results, including an estimate of non-GAAP operating income and net earnings per share for the first quarter that excludes stock-based compensation expenses, amortization of purchased intangibles and other non-recurring charges. We cannot readily estimate our expected stock-based compensation expenses for these future periods as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
DemandTec Investor Contact:
Tim Shanahan
(650) 226-4603
tim.shanahan@demandtec.com
DemandTec Media Contact:
Cassandra Moren
(650) 226-4690
cassandra.moren@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec, Inc.
Source: DemandTec, Inc. (DMAN)

	DemandTec, Inc.
	Consolidated Balance Sheets
	(in thousands)
	February 28,	February 29,
	2009	2008
	(Unaudited)

Current assets:
Cash and cash equivalents	$33,572	$43,257
Marketable securities	46,426	30,547
Accounts receivable, net of allowances	11,000	18,227
Other current assets	4,230	4,161

Total current assets	95,228	96,192

Marketable securities, non-current	7,886	2,085
Property, equipment and leasehold improvements, net	5,429	5,139
Purchased intangible assets	8,405	3,761
Goodwill	16,492	5,290
Other assets	715	1,329

Total assets	$134,155	$113,796

Current liabilities:
Accounts payable and accrued expenses	$12,955	$6,969
Deferred revenue	46,415	44,006
Merger consideration payable	12,343	—
Other current liabilities	1,727	478

Total current liabilities	73,440	51,453

Deferred revenue, non-current	2,400	11,369
Other long-term liabilities	1,666	677

Stockholders’ equity:
Common stock	133,348	122,725
Accumulated other comprehensive income	682	—
Accumulated deficit	(77,381)	(72,428)

Total stockholders’ equity	56,649	50,297

Total liabilities and stockholders’ equity	$134,155	$113,796

	DemandTec, Inc.
	Consolidated Statements of Operations
	(in thousands, except per share data)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)	(Unaudited)

Revenue	$75,005	$61,270	$19,330	$17,404
Cost of revenue	23,331	20,444	5,996	5,546

Gross profit	51,674	40,826	13,334	11,858

Operating expenses:
Research and development	26,787	22,445	7,015	6,709
Sales and marketing	20,343	17,290	5,093	4,974
General and administrative	9,888	6,292	2,555	1,938
Amortization of purchased intangible assets	1,241	360	490	89

Total operating expenses	58,259	46,387	15,153	13,710

Loss from operations	(6,585)	(5,561)	(1,819)	(1,852)
Other income, net	1,585	1,542	228	821

Loss before provision (benefit) for income taxes	(5,000)	(4,019)	(1,591)	(1,031)
Provision (benefit) for income taxes	(47)	455	(48)	136

Net loss	(4,953)	(4,474)	(1,543)	(1,167)
Accretion to redemption value of preferred stock	—	13	—	—

Net loss attributable to common stockholders	(4,953)	(4,487)	(1,543)	(1,167)

Net loss per share — basic and diluted	$(0.18)	$(0.25)	$(0.06)	$(0.04)

Weighted shares used in per share calculation, basic and diluted	27,372	17,612	27,922	26,332

	DemandTec, Inc.
	Consolidated Statements of Cash Flows
	(in thousands)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(4,953)	$(4,474)	$(1,543)	$(1,167)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,930	1,929	781	539
Stock-based compensation expense	7,979	5,335	2,134	2,270
Amortization of warrants issued in conjunction with debt	—	64	—	—
Amortization and revaluation to fair value of warrants issued in conjunction with debt	—	119	—	—
Amortization of purchased intangible assets	1,851	968	643	241
Amortization of financing costs	20	93	8	—
Charge on early extinguishment of debt	—	504	—	—
Provision for accounts receivable	(40)	98	—	(28)
Other	286	(81)	79	(14)
Changes in operating assets and liabilities:
Accounts receivable	7,706	(3,927)	1,751	(657)
Prepaid expenses and other current assets	(233)	(1,149)	(118)	(488)
Deferred commissions	1,261	(317)	417	(203)
Other assets	135	(341)	501	(261)
Accounts payable and accrued expenses	1,586	(2,161)	(1,786)	(320)
Accrued compensation	2,363	1,392	1,960	336
Deferred revenue	(7,078)	13,203	(1,804)	2,777

Net cash provided by operating activities	13,813	11,255	3,023	3,025

Investing activities:
Acquisition of TradePoint, net of cash received	—	(1,358)	—	(33)
Acquisition of Connect3, net of cash received	257	—	257	—
Purchases of property, equipment, and leasehold improvements	(3,117)	(4,127)	(823)	(1,151)
Purchase of marketable securities	(82,500)	(86,583)	(12,695)	(29,931)
Maturities of marketable securities	60,820	58,393	15,600	42,643
Purchase of intangible assets	(1,500)	—	(500)	—
Removal of cash restriction	200	—	—	—

Net cash provided by (used in) investing activities	(25,840)	(33,675)	1,839	11,528

Financing activities:
Proceeds from issuance of common stock, net of repurchases	2,603	374	284	92
Net cash proceeds from initial public offering	—	57,631	—	20
Decrease in liability associated with offering costs	—	—	—	(166)
Payments on line of credit	—	(3,000)	—	—
Payments on notes payable	(8)	(10,400)	—	—

Net cash provided by financing activities	2,595	44,605	284	(54)

Effect of exchange rate changes on cash and cash equivalents	(253)	36	(57)	(4)

Net increase (decrease) in cash and cash equivalents	(9,685)	22,221	5,089	14,495
Cash and cash equivalents at beginning of period	43,257	21,036	28,483	28,762

Cash and cash equivalents at end of period	$33,572	$43,257	$33,572	$43,257

Supplemental information:
Cash paid for interest	$65	$956	$56	$—

Cash paid for income taxes	$157	$320	$(51)	$120

Reclassification of preferred stock warrant from liability to additional paid-in capital	$—	$714	$—	$—

Conversion of preferred stock to common stock and additional paid-in capital	$—	$51,144	$—	$—

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	(unaudited)
			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008

GAAP cost of revenue	$23,331	$20,444	$5,996	$5,546
Deduct:
Stock-based compensation	(1,712)	(1,261)	(469)	(422)
Amortization of purchased intangible assets	(610)	(608)	(153)	(152)

Non-GAAP cost of revenue	$21,009	$18,575	$5,374	$4,972

GAAP gross profit	$51,674	$40,826	$13,334	$11,858
Add back:
Stock-based compensation	1,712	1,261	469	422
Amortization of purchased intangible assets	610	608	153	152

Non-GAAP gross profit	$53,996	$42,695	$13,956	$12,432

GAAP gross margin	68.9%	66.6%	69.0%	68.1%
Add back:
Stock-based compensation	2.3%	2.1%	2.4%	2.5%
Amortization of purchased intangible assets	0.8%	1.0%	0.8%	0.8%

Non-GAAP gross margin	72.0%	69.7%	72.2%	71.4%

GAAP research and development expense	$26,787	$22,445	$7,015	$6,709
Deduct stock-based compensation	(2,261)	(1,824)	(580)	(997)

Non-GAAP research and development expense	$24,526	$20,621	$6,435	$5,712

GAAP sales and marketing expense	$20,343	$17,290	$5,093	$4,974
Deduct stock-based compensation	(2,263)	(1,367)	(564)	(537)

Non-GAAP sales and marketing expense	$18,080	$15,923	$4,529	$4,437

GAAP general and administrative expense	$9,888	$6,292	$2,555	$1,938
Deduct stock-based compensation	(1,743)	(883)	(521)	(314)

Non-GAAP general and administrative expense	$8,145	$5,409	$2,034	$1,624

GAAP total operating expense	$58,259	$46,387	$15,153	$13,710
Deduct:
Stock-based compensation	(6,267)	(4,074)	(1,665)	(1,848)
Amortization of purchased intangible assets	(1,241)	(360)	(490)	(89)

Non-GAAP total operating expense	$50,751	$41,953	$12,998	$11,773

GAAP loss from operations	$(6,585)	$(5,561)	$(1,819)	$(1,852)
Add back stock-based compensation and amortization of purchased intangible assets	9,830	6,303	2,777	2,511

Non-GAAP income from operations	$3,245	$742	$958	$659

GAAP net loss attributable to common stockholders	$(4,953)	$(4,487)	$(1,543)	$(1,167)
Add back stock-based compensation and amortization of purchased intangible assets	9,830	6,303	2,777	2,511

Non-GAAP net income attributable to common stockholders	$4,877	$1,816	$1,234	$1,344

GAAP net loss per share, diluted	$(0.18)	$(0.25)	$(0.06)	$(0.04)
Add back stock-based compensation and amortization of purchased intangible assets	$0.33	$0.33	$0.10	$0.08

Non-GAAP net income per share, diluted	$0.15	$0.08	$0.04	$0.04

GAAP weighted shares outstanding, diluted	27,372	17,612	27,922	26,332
Add back dilutive effect of common stock equivalents on non-GAAP net income basis	4,372	5,502	4,009	5,992

Non-GAAP weighted shares outstanding, diluted	31,744	23,114	31,931	32,324

GAAP cash flow from operations	$13,813	$11,253	$3,023	$3,025
Deduct purchases of property, equipment and leasehold improvements	(3,117)	(4,127)	(823)	(1,151)

Non-GAAP free cash flow	$10,696	$7,126	$2,200	$1,874

Use of Non-GAAP Financial Measures
The accompanying press release dated January 8, 2009 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, weighted average shares outstanding and free cash flow.
Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of purchased intangibles and (ii) stock-based compensation:
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.